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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-03351) of Cox Communications, Inc. on Form S-3 of our report dated February 12, 1996, incorporated in the Prospectuses by reference from the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1995, and to the use of our report dated February 12, 1996 appearing in the Company's Prospectus which is part of this Amendment No. 1 to Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.


                                                /s/ Deloitte & Touche llp
                                          _____________________________________
                                                  DELOITTE & TOUCHE LLP

Atlanta, Georgia

May 21, 1996